QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement (No. 333-187846) on Form S-8 of Hemisphere Media Group, Inc. of our report dated March 14, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Hemisphere Media Group, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

West Palm Beach, Florida
March 14, 2016

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm